Exhibit 10.2

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT, dated as of June 29, 2007 (this “Amendment”), by CBRE REALTY FINANCE, INC. and CBRE REALTY FINANCE HOLDINGS, LLC (each a “Guarantor” and collectively, the “Guarantors”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement or Master Repurchase Agreement, as applicable (as defined below).

RECITALS

WHEREAS, Guarantors made that certain Guarantee Agreement (the “Guarantee Agreement”), dated August 24, 2006, as amended by that certain Amendment No. 1 to Guarantee Agreement dated March 13, 2007, to Wachovia Bank, National Association in connection with that certain Master Repurchase Agreement (the “Master Repurchase Agreement”), dated August 24, 2006, as amended from time to time, between Wachovia Bank, National Association (the “Buyer”) and CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (collectively, the “Seller”); and

WHEREAS, the Guarantors have agreed to modify certain financial covenants in the Guarantee Agreement.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

SECTION 1. Amendments.

(a) Section 9(b) of the Guarantee Agreement is hereby modified by deleting the paragraph in its entirety and inserting the following paragraph in lieu thereof:

“Limitation on Distributions. Neither Guarantor shall declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, however, that (i) during the fiscal quarter ending on June 30, 2007, so long as no Default, Event of Default or Margin Deficit shall have occurred and be continuing, either Guarantor may make distributions solely to the extent necessary to preserve the status of the Parent as a REIT, and (ii) as of each fiscal quarter-end thereafter, either Guarantor may make such payments solely to the extent necessary to preserve the status of the Parent as a REIT, so long as such payments do not exceed 100% of the greater of Parent’s consolidated (A) FFO for the immediately preceding fiscal quarter and (B) Adjusted FFO for the immediately preceding fiscal quarter.”

(b) Section 9(c) of the Guarantee Agreement is hereby modified by deleting the paragraph in its entirety and inserting the following paragraph in lieu thereof:

“Maintenance of Ratio of Consolidated Total Indebtedness to Consolidated Total Assets. At no time shall the ratio of Parent’s Consolidated Total Indebtedness to Parent’s Consolidated Total Assets for the immediately preceding fiscal quarter be greater than (i) 0.85 to 1.00 during the fiscal quarter ending on June 30, 2007 and (ii) 0.80 to 1.00 as of each fiscal quarter-end thereafter.”

(c) Section 9(e) of the Guarantee Agreement is hereby modified by deleting the paragraph in its entirety and inserting the following paragraph in lieu thereof:

“Fixed Charge Coverage Ratio. At no time shall the consolidated Fixed Charge Coverage Ratio of Parent for the immediately preceding fiscal quarter be less than (i) 1.20 to 1.00 during the fiscal quarter ending on June 30, 2007 and (ii) 1.40 to 1.00 as of each fiscal quarter-end thereafter.”

(d) Section 9(g) of the Guarantee Agreement is hereby modified by deleting the paragraph in its entirety and inserting the following paragraph in lieu thereof:

“Prohibition on Additional Indebtedness. Neither Guarantor shall at any time incur any Indebtedness in excess of the sum of: (i) Indebtedness existing as of the Closing Date which is identified on Schedule 1 to this Guarantee Agreement (ii) $150,000,000 with respect to future funding obligations under Mortgage Loans acquired or originated by the Seller, (iii) customary and standard trade payables incurred by Guarantors in the ordinary course of business, provided that (A) the aggregate amount of any such outstanding trade payables, calculated on a consolidated basis, shall (i) at no time during the fiscal quarter ending on June 30, 2007, exceed $1,000,000 and (ii) at no time during any fiscal quarter-end thereafter, exceed $500,000 and (B) any such trade payable amounts shall be paid within sixty (60) days of when they were incurred, (iv) fees payable under the Management Contract as in effect on the date hereof in a then-current unpaid amount not to exceed the sum of $5,000,000, calculated on a consolidated basis, (v) Indebtedness either in the form of Trust Preferred Securities or unsecured borrowing base facilities with recourse against either Guarantor, in a combined, consolidated amount not to exceed 30% of the Guarantors then-current Consolidated Tangible Net Worth, so long as the combined underlying consolidated Indebtedness is fully subordinate in all respects to all of the Repurchase Obligations and to all of the Seller Related Obligations, (vi) similar guarantee obligations with respect to other credit or repurchase facilities to provide financing for other subsidiaries of such Guarantor which are pari passu in class and right with obligations to Buyer with respect to the Transactions, but only to the extent that Buyer receives a non-consolidation opinion with respect to such obligations, and (vii) Indebtedness owed to Buyer.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the date on which the Buyer shall have received this Amendment, executed and delivered by a duly authorized officer of the Guarantors (the “Amendment Effective Date”).

SECTION 3. Representations and Warranties. Each Guarantor hereby represents and warrants to the Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) the Guarantor is in compliance with all of the terms and provisions set forth in the Guarantee Agreement on its part to be observed or performed, (ii) no Default or Event of Default has occurred or is continuing and (iii) the Guarantor has no, and hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Guarantee Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and each reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement as amended hereby.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6. Expenses. The Sellers agree to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Buyer.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTORS

CBRE REALTY FINANCE, INC., a Maryland corporation

By:	/s/ Paul Martin
Name:	Paul Martin
Title:	Executive Vice President

CBRE REALTY FINANCE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Paul Martin
Name:	Paul Martin
Title:	Managing Director